UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2016

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On August 8, 2016 the Board of Directors (the “Board”) of Simulations Plus, Inc. (“SLP”) adopted a form of director and officer indemnification agreement (the “D&O Indemnification Agreement”). SLP intends to enter into a D&O Indemnification Agreement with each of SLP’s current and future executive officers and directors. Pursuant to the D&O Indemnification Agreement, SLP will indemnify the signatory to the full extent authorized or permitted by law to the extent such person is made, or threatened to be made, a party to any action or proceeding by reason of his or her service as a director or officer of SLP, subject to certain exceptions, and to pay expenses in advance of the final disposition of any such indemnifiable proceeding. The foregoing description of the D&O Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the D&O Indemnification Agreement, incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein in this Item 9.01 in its entirety.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

10.1 Form of Indemnification Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated:August 10, 2016	By:	/s/ John R. Kneisel
John R. Kneisel Chief Financial Officer

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